UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2016

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

1-5611	CONSUMERS ENERGY COMPANY	38-0442310
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 20, 2016, CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers”) entered into a Change in Control Agreement (“CIC Agreement”) with Patricia Poppe, Senior Vice President of Distribution Operations, Engineering and Transmission, in a form which will be utilized for certain other officers, approved by the Board of Directors. As previously disclosed, Ms. Poppe will succeed John Russell as CMS Energy and Consumers president and chief executive officer, effective July 1, 2016.

A form of this CIC Agreement is attached as Exhibit 10.1 to this Form 8-K. Under the main feature of the CIC Agreement, if there were a “Change in Control” of CMS Energy and a “Qualifying Termination,” as defined in the CIC Agreement, in return for releasing all claims against CMS Energy and various other covenants of the officer, the officer would be paid a separation payment in an amount equal to a multiple of his/her then annual base salary and annual target bonus (two times in the case of Poppe). In addition, the CIC Agreement provides for immediate vesting of restricted stock (performance-based shares will vest on a pro-rata basis at the target level), provides for use of the separation payment amount when calculating the applicable supplemental executive retirement plan payment and otherwise generally preserves existing rights to other benefits, such as pension benefits and related compensation, which the officer had accrued at the time of termination. Going forward, this form CIC Agreement will replace prior change in control agreements at the time of their expiration. The preceding disclosure does not purport to be complete and is qualified in its entirety by reference to the form of the CIC Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1            2016 Form of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: June 23, 2016	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer

CONSUMERS ENERGY COMPANY

Dated: June 23, 2016	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer

Exhibit Index

10.1            2016 Form of Change in Control Agreement